Exhibit 99.1

For further information, contact:
Sandor Grosz
Chief Financial Officer
Technology Solutions Company
312.228.4500
sandor_grosz@techsol.com
Technology Solutions Company Announces
2006 Third Quarter Financial Results
CHICAGO, IL — November 9, 2006 — Technology Solutions Company (TSC) (Nasdaq: TSCC) today announced its third quarter financial results for the quarter ended September 30, 2006.
Third Quarter Metrics
•	Revenues before reimbursements were $8.7 million for the third quarter of 2006, compared with $9.3 million for the third quarter of 2005.

•	The net loss for the third quarter was $2.3 million, or ($0.93) per share, versus a net loss of $1.1 million, or ($0.46) per share, in the third quarter of 2005.

•	Utilization for the third quarter was 66 percent, as compared to 71 percent in the second quarter of 2006.

•	In the third quarter, TSC acquired 13 new clients and 28 new projects from new and existing clients, as compared to 10 new clients and 22 new projects from new and existing clients in the second quarter of 2006.

•	In total, there were 60 projects at 40 clients during the third quarter, as compared to 93 projects at 55 clients in the second quarter of 2006.

•	Annualized voluntary turnover was 18 percent in the third quarter, as compared to 19 percent in the second quarter of 2006.

•	Days sales outstanding were 71 days at September 30, 2006 as compared to 75 days at June 30, 2006.

•	Total headcount at September 30, 2006 was 161, as compared to 192 at June 30, 2006.

•	Cash and cash equivalents at September 30, 2006 was $14.3 million.

Third Quarter Results
Revenues before reimbursements for the quarter ended September 30, 2006 were $8.7 million, which compares with $9.3 million for the same period a year ago. Third quarter net loss was $2.3 million, or ($0.93) per share, versus a net loss of $1.1 million, or ($0.46) per share, in the third quarter of 2005.
Business Commentary
Carl F. Dill, Jr., chairman and acting CEO, stated: “While we are disappointed with the results for the third quarter, they were not unexpected, as we eliminated our PeopleSoft offering in the third quarter of this year and wound down or completed a number of major projects. The growth of our newer areas — Charter Consulting (including CRM), Digital Healthcare, and mid-market manufacturing solutions in SAP — is progressing, albeit slower than originally expected. We continue to believe that these areas hold good promise for the future. We will continue to fine tune our service offerings and our corporate focus, while managing our expenses, as we seek to position the company for profitable growth.”
Conference Call
TSC’s management will host a conference call on Friday, November 10, 2006, at 8 a.m. CST. The dial-in number for the call is 800-310-6649. For international participants, the dial- in number is 719-457-2693. The conference call will also be available live via the Internet in the Investors section of TSC’s Web site at http://www.techsol.com. It is recommended that participants using the Web access the site at least 15 minutes before the conference call begins to download and install any necessary audio software. The call can also be heard online at http://www.firstcallevents.com. For those who cannot access the live broadcast, a replay of the call will be available until midnight CST on November 24, 2006 by dialing 888-203-1112. The international replay dial-in number is 719-457-0820. The pass code for the replay is 7698234.
About TSC
Technology Solutions Company (TSC), including its division, Charter Consulting, is a leading consulting firm committed to helping its clients grow profitably. We provide high value services in customer value creation and experience management, operational excellence, targeted solutions in enterprise applications, and digital healthcare. We focus on industries that have a strategic need for these services, primarily manufacturing, healthcare and financial services. For more information, please visit http://www.techsol.com and http://www.charterconsult.com.

CERTAIN FORWARD-LOOKING STATEMENTS AND FACTORS THAT MAY AFFECT FUTURE RESULTS
This press release contains or may contain certain forward-looking statements concerning the Company’s financial position, results of operations, cash flows, business strategy, budgets, projected costs and plans and objectives of management for future operations as well as other statements including words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and other similar expressions. These forward-looking statements involve significant risks and uncertainties. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, readers are cautioned that no assurance can be given that such expectations will prove correct and that actual results and developments may differ materially from those conveyed in such forward-looking statements. The Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 for all forward-looking statements. Important factors that could cause actual results to differ materially from the expectations reflected in the forward-looking statements in this press release include, among others, the Company’s ability to manage decreased revenue levels; the Company’s need to attract new business and increase revenues; the Company’s declining cash position; the Company’s ability to manage costs and headcount relative to expected revenues; the Company’s ability to successfully introduce new service offerings; the Company’s dependence on a limited number of clients for a large portion of its revenue; the potential loss of significant clients; the Company’s ability to attract new clients and sell additional work to existing clients; the Company’s ability to attract and retain employees; the rapidly changing nature of information technology services, including the Company’s ability to keep pace with technological and market changes and its ability to refine and add to existing service offerings; the lack of shareholder approved stock options available for grants by the Company to retain existing employees; the Company’s ability to successfully integrate the Charter business with its business; and changing business, economic or market conditions and changes in competitive and other factors, all as more fully described herein and in the Company’s periodic reports filed with the Securities and Exchange Commission from time to time. Forward-looking statements are not guarantees of performance. Such forward-looking statements speak only as of the date on which they are made and, except as may be otherwise required by law, the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this press release. If the Company does update or correct one or more forward-looking statements, investors and others should not conclude that the Company will make additional updates or corrections with respect thereto or with respect to other forward-looking statements. Actual results may vary materially.
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TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	For the Three Months		For the Nine Months
	Ended September 30,		Ended September 30,
	2006	2005	2006	2005
	(unaudited)		(unaudited)
REVENUES:
Revenues before reimbursements	$8,743	$9,347	$29,661	$28,341
Reimbursements	1,290	1,213	4,032	3,762

	10,033	10,560	33,693	32,103

COSTS AND EXPENSES:
Project personnel	6,139	5,487	17,543	18,516
Other project expenses	2,334	1,706	6,842	6,103
Reimbursable expenses	1,290	1,213	4,032	3,762

Cost of services	9,763	8,406	28,417	28,381
Management and administrative support	2,687	3,224	8,812	11,818
Intangible asset amortization	260	253	736	765
Goodwill and intangible asset impairment	—	—	—	679

Restructuring and other charges	—	—	—	1,674
Gain on litigation settlement	—	—	—	(2,722)

	12,710	11,883	37,965	40,595

OPERATING LOSS	(2,677)	(1,323)	(4,272)	(8,492)

OTHER INCOME:
Net investment income	335	247	710	607

LOSS BEFORE INCOME TAXES	(2,342)	(1,076)	(3,562)	(7,885)

INCOME TAX PROVISION	—	—	—	—

NET LOSS	$(2,342)	$(1,076)	$(3,562)	$(7,885)

BASIC NET LOSS PER COMMON SHARE	$(0.93)	$(0.46)	$(1.44)	$(3.36)

WEIGHTED AVERAGE NUMBER OF COMMON SHARES OUTSTANDING	2,507	2,351	2,467	2,347

DILUTED NET LOSS PER COMMON SHARE	$(0.93)	$(0.46)	$(1.44)	$(3.36)

WEIGHTED AVERAGE NUMBER OF COMMON AND COMMON EQUIVALENT SHARES OUTSTANDING	2,507	2,351	2,467	2,347

TECHNOLOGY SOLUTIONS COMPANY
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)

	Sept. 30,	December 31,
	2006	2005
	(unaudited)
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$14,327	$20,135
Receivables, less allowance for doubtful receivables of $66 and $66	7,889	7,158
Other current assets	842	582

Total current assets	23,058	27,875

COMPUTERS, FURNITURE AND EQUIPMENT, NET	356	390

GOODWILL	2,913	—

INTANGIBLE ASSETS, NET	1,446	979

LONG-TERM RECEIVABLES AND OTHER	3,555	3,555

Total assets	$31,328	$32,799

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$897	$600
Accrued compensation and related costs	4,059	3,420
Restructuring accruals	518	1,429
Other current liabilities	2,808	2,702

Total current liabilities	8,282	8,151

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY:
Preferred stock	—	—
Common stock, shares issued — 2,677,452 and 2,526,427; shares outstanding — 2,507,375 and 2,356,350	27	25
Capital in excess of par value	129,876	127,889
Accumulated deficit	(102,249)	(98,687)
Treasury Stock, at cost, 170,077 shares	(4,819)	(4,819)
Accumulated other comprehensive income:
Cumulative translation adjustment	211	240

Total stockholders’ equity	23,046	24,648

Total liabilities and stockholders’ equity	$31,328	$32,799